Exhibit 99.1

GrowGeneration Preannounces Record Full-Year 2020 Revenues and Increases Preliminary 2021 Guidance

• Record 2020 Revenue of $192 Million, Up 140%
• Same-Store Sales Up 63%
• 2021 Revenue Guidance Raised to $335 million-$350 million
• 2021 Adjusted EBITDA Guidance Raised to $38 million - $40 million
• Projected Number of Operating Garden Centers in 2021 Increased to 55

DENVER, CO, January 11, 2021 /PRNewswire/ - GrowGeneration Corp. (NASDAQ:GRWG), (“GrowGen” or the “Company”), the nation’s largest chain of specialty hydroponic and organic garden centers with 39 locations across 11 states, today reported preliminary record full-year 2020 revenue of $192 million, versus $80 million for 2019, an increase of 140%. As the Company continues to outpace guidance, it is increasing its 2021 revenue guidance range to $335 million-$350 million.

2020 Financial Highlights:

•	Full-year 2020 revenue rose 140% to $192million, versus $80 million for full-year 2019.
•	Fourth quarter 2020 revenue rose 142% to $61.5 million, versus $25.4 million for fourth quarter 2019.
•	Same-store sales were up 63% for full-year 2020 versus full-year 2019.
•	Same-store sales were up 58% for fourth quarter 2020 versus fourth quarter 2019.
•	A total of 14 new and acquired store locations in 2020, increasing locations nationwide to 39.

“We delivered strong shareholder value in 2020, with triple-digit revenue growth despite unprecedented challenges and an uncertain environment. This growth came through strategic acquisitions of best-in-class hydroponic stores, exceptional same-store sales growth, and the expansion of our omnichannel and private label offerings – a strategy we will accelerate this year,” said GrowGen CEO Darren Lampert. “We expect significant revenue growth in the year ahead as we continue to execute on these initiatives. Accordingly, we have raised our 2021 revenue guidance to $335-$350 million, our 2021 adjusted EBITDA guidance to $38 million - $40 million, and increased the number of projected GrowGen store locations to 55.”

Upcoming Investor Events

Lampert is scheduled to present at the Virtual ICR Conference 2021 on Tuesday, January 12 at 11:30 AM ET. The Company will hold one-on-one meetings with institutional investors during the conference.

About GrowGeneration Corp.:

GrowGen owns and operates specialty retail hydroponic and organic gardening stores. Currently, GrowGen has 39 stores, which include 5 locations in Colorado, 13 locations in California, 2 locations in Nevada, 1 location in Arizona, 1 location in Washington, 6 locations in Michigan, 1 location in Rhode Island, 4 locations in Oklahoma, 2 locations in Oregon, 3 locations in Maine and 1 location in Florida. GrowGen also operates an online superstore for cultivators at growgeneration.com. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state-of-the-art hydroponic equipment to be used indoors and outdoors by commercial and home growers. The Company also owns and manages Canopy Crop Management and its popular Power Si brand of silicic acid-enriched fertilizers. The Company’s mission is to own and operate GrowGeneration-branded stores in all the major states in the US and Canada. Management estimates that roughly 1,000 hydroponic stores are in operation in the US. By 2025, the global hydroponics system market is estimated to reach approximately $16 billion.

Forward Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as "look forward," "believe," "continue," "building," or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission, available at: www.sec.gov, and on our website, at: www.growgeneration.com.

Contacts:

Michael Salaman

michael@growgeneration.com

John Evans

Investor Relations

415-309-0230

john.evans@growgeneration.com

Lisa Weser

Media Relations

lisa@trailblaze.co